EXHIBIT 10.23

Notice of Grant of Restricted Stock Unit Award and Award Agreement (Directors)	SVB FINANCIAL GROUP ID: 94-2875288 3003 Tasman Drive Santa Clara, CA 95054
Name Address City, State, Zip	Award Number: Plan: 2006 Equity Incentive Plan ID:

Grant Agreement:
Participant Name:
Employee ID:
Grant Number:
Number of Restricted Stock Units:
Date of Grant:
Vesting Schedule:
Vesting Date	Shares

Effective on the Date of Grant listed above, you have been granted an Award of Restricted Stock Units (“RSUs”) under the SVB Financial Group 2006 Equity Incentive Plan (the “Plan”).

RSUs in each period will vest in increments on the dates shown in the Vesting Schedule (“Vesting Dates”), subject to the Participant continuing to be a Service Provider through each such date. Unless otherwise specified in the Restricted Stock Unit Election Form (the “Election”), the Settlements Dates for the RSUs shall be the Vesting Dates.

Unless otherwise defined herein or in the Award Agreement, capitalized terms herein or in the Award Agreement will have the defined meanings ascribed to them in the Plan.

By your acceptance and the Company’s signature below, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Company’s 2006 Equity Incentive Plan and the this Award Agreement, all of which are attached and made a part of this document.

SVB Financial Group	Date

Participant Name	Date

SVB FINANCIAL GROUP

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Grant. The Company hereby grants to the Participant under the Plan an Award of the number of RSUs set forth on the first page, subject to all of the terms and conditions in this Award Agreement and the Plan.

2. Company’s Obligation to Pay. Each RSU represents the right to receive a share of Common Stock (“Share”). Unless and until the RSUs will have vested in the manner set forth in Sections 3 and 4, the Participant will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to Section 4, the RSUs awarded by this Award Agreement will vest in the Participant according to the vesting schedule set forth on the attached Restricted Stock Unit Agreement, subject to the Participant continuing to be a Service Provider through each such date.

4. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, if the Participant ceases to be a Service Provider for any or no reason, the then-unvested RSUs awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and the Participant will have no further rights thereunder.

5. Payment after Vesting.

(a) Any RSUs that vest in accordance with Section 3 will be paid to the Participant (or in the event of the Participant’s death, pursuant to Section 6 hereof) in whole Shares, provided that to the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such RSUs will be paid by reducing the number of Shares actually paid to the Participant. The Company shall issue to the Participant, on a date within thirty (30) days following the Settlement Date, a number of whole Shares equal to the vested RSUs. Such Shares shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.

(b) Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the

Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of the Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares in accordance with Section 6 as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary survives the Participant, administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares so issuable. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable RSUs otherwise are scheduled to vest pursuant to Section 3, the Participant will permanently forfeit such RSUs and the RSUs will be returned to the Company at no cost to the Company and the Participant will have no rights to acquire any Shares with respect thereto.

8. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

9. No Effect on Service. The Participant’s service with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Participant’s service with the Company and its Affiliates will be determined from time to time by the Company or the Affiliate employing or retaining the Participant (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the service of the Participant at any time for any reason whatsoever, with or without Cause.

10. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at 3003 Tasman Drive, Mail Sort HA 200, Santa Clara, CA 95054, Attn: Investor Relations and Stock Plan Administration Manager, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

17. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

18. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of RSUs.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Electronic execution of this Award Agreement and/or other documents shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan, this Award Agreement and/or such other documents.

20. Authorization to Release and Transfer Necessary Personal Information. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Subsidiaries may hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Participant’s participation in the Plan (the “Data”). The Participant understands that the Data may be transferred to the Company or any of the Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of RSUs under the Plan or with whom Shares acquired pursuant to the vesting of the RSUs or cash from the sale of such Shares may be deposited. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or the Subsidiaries, or to any third parties is necessary for his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Participant further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the RSUs, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

21. Governing Law. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of RSUs or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of RSUs is made and/or to be performed.